EXHIBIT 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Reeves Telecom Limited Partnership (the “Partnership”) on Form 10-Q for the period ended March 31, 2009 (the “Report”) as filed with the Securities and Exchange Commission on the date hereof, I, Davis P. Stowell, Chief Executive Officer and Chief Financial Officer of Grace Property Management, Inc., General Partner of the Partnership, certify, pursuant to and for the purposes of 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership as of the dates indicated and results of operations of the Partnership for the period indicated.

/S/  DAVIS P. STOWELL
Davis P. Stowell
Chief Executive Officer and Chief Financial Officer

Date: May 15, 2009